Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-153241 Form S-3 of our reports dated March 1, 2010, relating to the financial statements and financial statement schedule of Southwestern Public Service Company, and the effectiveness of Southwestern Public Service Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Southwestern Public Service Company for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

March 1, 2010